EXHIBIT 10.19

Office of Thrift Supervision
Department of the Treasury
Regional Director, Southeast
1475 Peachtree Street, N.E., Atlanta, GA 30309 o Telephone (404) 888-5619 P.O. Box 105217, Atlanta, GA 303048-5217 o Fax: (404) 888-5634


January 8, 1999

Mr. D. R. Grimes
Vice Chairman and Chief Executive Officer
Net.B@ank, Inc.
Suite 350, 950 North Point Parkway
Alpharetta, GA 30005

Re: Modification of Condition of Approval

Dear Mr. Grimes:

        This is in response to your December 17, 1998 letter requesting that Condition No. 18 of OTS Order No. 97-76, dated July 25, 1997, be modified to allow Carolina First Corporation ("CFC") to reduce its holdings in Net.B@ank, Inc. to approximately 9.9 percent. The sale of the stock by CFC is in connection with a proposed underwritten secondary offering by Net.B@ank, Inc. In connection with this reduction in ownership, two representatives of CFC will resign from the boards of Net.B@ank, Inc. and Net.B@ank. CFC will have only one remaining representative on these boards.

        Based on the information provided as well as our conversations, I have no objection to this modification provided that Net.B@ank Inc. agrees that within six months it will add two additional outside directors to the Board of its subsidiary, Net.B@ank, in order to provide additional depth and knowledge to its board of directors. CFC will continue to be subject to Condition No. 18 with respect to its remaining 9.9 percent ownership of Net.B@ank, Inc.

        Upon CFC's reduction in ownership and any related release from the Federal Reserve Bank of Richmond regarding CFC's commitments to treat Net.B@ank, Inc. and its subsidiary as affiliates and as subsidiaries of a bank holding company, Net.B@ank, Inc. must register as a savings and loan holding company pursuant to 12 C.F.R. Section 584.1.

        If you have any questions regarding this letter, please call Application Analyst Carla Holiman at (404) 888-8526 or Review Examiner Arthur Goodhand at
(404) 888-8565.

                                                         Sincerely,

                                                         /s/
                                                         John E. Ryan
                                                         Regional Director